Exhibit 10.1

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT

This AMENDMENT NO. 1 TO TERM LOAN AGREEMENT, dated as of May 6, 2024 (this “Amendment No. 1”), is by and among PIEDMONT OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), PIEDMONT OFFICE REALTY TRUST, INC., a Maryland corporation (“Parent”), TRUIST BANK, as the administrative agent (in such capacity, the “Agent”) and as a Lender (in such capacity ,“Truist”) and the undersigned Lenders party hereto. Reference is made to that certain Term Loan Agreement, dated as of January 30, 2024 (the “Credit Agreement”), by and among Borrower, the Lenders referenced therein and the Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, Borrower has requested that the Requisite Lenders and the Agent make certain amendments to the Credit Agreement, and the Requisite Lenders and the Agent are willing to make such changes as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT.

As of the Amendment Effective Date (as defined in Section 3), the Credit Agreement is hereby amended as follows:

1.1 Amendment to Section 1.1. Section 1.1 of the Credit Agreement is amended by amending and restating the following definition in its entirety as follows:

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, but excluding (a) any debt securities convertible into any of the foregoing and any Permitted Indebtedness and (b) any Permitted Indebtedness Hedging Agreement.

1.2 Further Amendment to Section 1.1. Section 1.1 of the Credit Agreement is amended by inserting the following new definitions immediately after the definition of “PBGC”:

“Permitted Indebtedness” means convertible debt securities of the Borrower or the Parent (a) that are unsecured, (b) that do not have the benefit of any Guarantee of any Subsidiary (other than the Borrower), (c) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of (i) a customary

“change in control” or “fundamental change” put, (ii) a right to convert such securities into common stock of the Parent, cash or a combination thereof or (iii) an acceleration upon an event of default will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement), (d) that have the benefit of covenants and events of default customary for comparable convertible securities (as determined by the Borrower in good faith), and (e) that are settled upon conversion by the holders thereof in cash or shares of common stock of the Parent or any combination thereof (including convertible securities that require payment of the principal thereof in cash upon a conversion).

“Permitted Indebtedness Hedging Agreement” means (a) a Derivatives Contract pursuant to which the Borrower or the Parent acquires a call or a capped call option requiring the counterparty thereto to deliver to the Borrower or the Parent common stock of the Parent, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) if entered into by the Borrower or the Parent in connection with any Derivatives Contract described in clause (a) above, a Derivatives Contract pursuant to which the Borrower or the Parent issues to the counterparty thereto warrants to acquire common stock of the Parent (or a substantively equivalent derivative transaction) in each case, entered into by the Borrower or the Parent in connection with, and prior to or concurrently with, the issuance of any Permitted Indebtedness.

1.3 Amendment to Section 9.5. Section 9.5 of the Credit Agreement is amended by amending and restating clauses (a), (b) and (c) of such section as follows:

“(a) ownership of Equity Interests in Subsidiaries and Unconsolidated Affiliates; provided that, only in the case such Investment is to be made in cash, notwithstanding anything to the contrary contained herein, the purchase or acquisition of additional Equity Interests in a Subsidiary or Unconsolidated Affiliate is permitted only so long as immediately prior to such purchase or acquisition, and after giving effect thereto, no Default or Event of Default is or would be in existence;

(b) Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, provided that, only in the case such Investment is to be made in cash, so long as in each case immediately prior to such Investment, and after giving effect thereto, no Default or Event of Default is or would be in existence;

(c) Investments (including in the form of intercompany Indebtedness) made by Parent in the Borrower;”

1.4 Amendment to Section 10.1(e). Section 10.1(e) of the Credit Agreement is amended by inserting the following new proviso at the end of Section 10.1(e) before the period:

; provided that the conversion of Permitted Indebtedness by the holders or beneficial owners thereof or the repurchase of Permitted Indebtedness, in each case, in accordance with the terms of such Permitted Indebtedness shall not constitute a default, event or condition described in this clause (e), regardless of the settlement method applicable to any such conversion;

SECTION 2. REPRESENTATIONS AND WARRANTIES OF PARENT AND BORROWER.

In order to induce the Agent and Requisite Lenders to enter into this Amendment No. 1, each of Parent and Borrower represents and warrants to each undersigned Lender and the Agent that the following statements are true, correct and complete:

2.1 Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of this Amendment No. 1 and the Credit Agreement as amended by this Amendment No. 1 (the “Amended Agreement”, and together with this Amendment No. 1, the “Amendment Documents”) to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. Each of the Amendment Documents has been duly executed and delivered by the duly authorized officers or other representatives of Borrower and Parent and is a legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

2.2 The execution, delivery and performance of each of the Amendment Documents in accordance with its terms do not and will not, by the passage of time, the giving of notice, or both: (a) require any Governmental Approval or violate any Applicable Law (including Environmental Laws) relating to Borrower or Parent; (b) conflict with, result in a breach of or constitute a default under the organizational documents of Borrower or Parent, or any indenture, agreement or other instrument to which Borrower or Parent is a party or by which it or any of its respective properties may be bound; or (c) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower or Parent.

2.3 The representations and warranties made or deemed to be made by each Loan Party and Borrower contained in Article VI of the Credit Agreement and in the Loan Documents to which any of them is a party are and will be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date hereof and the Amendment Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of such earlier date and except for changes in factual circumstances not prohibited by the Credit Agreement.

2.4 No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 1 that would constitute a Default or Event of Default.

SECTION 3. CONDITIONS TO EFFECTIVENESS.

This Amendment No. 1 shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction or waiver of such conditions being referred to as the “Amendment Effective Date”):

A. The Borrower, the Parent, the Agent, and the Lenders constituting the Requisite Lenders shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Agent, including, in the case of Parent, the signature page to the Reaffirmation of Facility Guaranty attached to this Amendment No. 1.

B. The Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented at least one (1) Business Day prior to the execution of this Amendment No. 1 (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 12.2 of the Loan Agreement), incurred in connection with this Amendment No. 1.

SECTION 4. MISCELLANEOUS.

4.1 Reference to and Effect on the Credit Agreement and the Other Loan Documents. (a) On and after the effective date of this Amendment No. 1, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment No. 1 shall constitute a “Loan Document” under the Credit Agreement.

(b) Except as specifically amended by this Amendment No. 1, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

4.2 Headings. Section and subsection headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose or be given any substantive effect.

4.3 Applicable Law. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 and 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

4.4 Counterparts; Effectiveness. This Amendment No. 1 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment No. 1. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 1 and/or any document to be signed in connection with this Amendment No. 1 and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. Unless set forth in writing to the contrary, execution of this Amendment No. 1 by a Lender shall be deemed conclusive evidence that the conditions precedent to effectiveness set forth in Section 2 shall have been satisfied or waived to the satisfaction of such Lender.

4.5 Jurisdictions; Immunities; Waiver of Jury Trial. The provisions of Section 12.4 of the Credit Agreement shall apply to this Amendment No. 1 and are hereby incorporated by reference mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

PIEDMONT OPERATING PARTNERSHIP, LP

By:	Piedmont Office Realty Trust, Inc., its General Partner

	By:	/s/ Laura P. Moon
	Name:	Laura P. Moon
	Title:	Chief Accounting Officer

PARENT:

PIEDMONT OFFICE REALTY TRUST, INC.

By:	/s/ Laura P. Moon
Name: Laura P. Moon
Title: Chief Accounting Officer

[Signature Page to Amendment No. 1 to Piedmont Term Loan Agreement]

TRUIST BANK, as Administrative Agent and as Lender

By:	/s/ C. Vincent Hughes, Jr.
Name: C. Vincent Hughes, Jr.
Title: Director

[Signature Page to Amendment No. 1 to Piedmont Term Loan Agreement]

JPMORGAN CHASE BANK, N.A.

By	/s/ Cody A. Canafax
Name: Cody A. Canafax
Title: Executive Director

[Signature Page to Amendment No. 1 to Piedmont Term Loan Agreement]

BANK OF AMERICA, N.A.

By	/s/ Helen Chan
Name: Helen Chan
Title: Vice President

[Signature Page to Amendment No. 1 to Piedmont Term Loan Agreement]

WELLS FARGO BANK, N.A.

By	/s/ Craig V. Koshkarian
Name: Craig V. Koshkarian
Title: Executive Director

[Signature Page to Amendment No. 1 to Piedmont Term Loan Agreement]

TD BANK, N.A.

By	/s/ D. Randolph Bryan Wilson
Name: D. Randolph Bryan Wilson
Title: Vice President

[Signature Page to Amendment No. 1 to Piedmont Term Loan Agreement]

Reaffirmation of Facility Guaranty

The undersigned Guarantor hereby (a) acknowledges the foregoing Amendment No. 1, (b) reaffirms its guaranty of the Guarantied Obligations (as defined in the Facility Guaranty executed and delivered by such Guarantor) under or in connection with the Loan Agreement, as modified by this Amendment No. 1, in accordance with the Facility Guaranty executed and delivered by such Guarantor, and (c) confirms that its Facility Guaranty shall remain in full force and effect after giving effect to this Amendment No. 1.

PIEDMONT OFFICE REALTY TRUST, INC.

By:	/s/ Laura P. Moon
Name:	Laura P. Moon
Title:	Chief Accounting Officer